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                                                                      Exhibit 21

                               SUBSIDIARIES OF THE COMPANY

1. Omtool Europe Limited, England

2. CMA Ettworth Limited, England

3. CMA Ettworth Inc., Florida, USA

4. Desktop Paging Software, Inc., New Hampshire, USA

5. TRS Technologies, Inc., Oregon, USA